Exhibit q (iii)

POWER OF ATTORNEY

STATE OF:                                    TEXAS
COUNTY OF:                                BEXAR

Know all men by these presents that the undersigned Trustee of USAA MUTUAL FUNDS TRUST, a Delaware statutory trust, (the Trust), constitutes and appoints James G. Whetzel and R. Matthew Freund, and each of them, as her true and lawful attorney-in-fact and agent, with full power of substitution, for her and in her name, place, and stead, in any and all capacities to sign registration statements in her capacity as a Trustee of the Trust on any form or forms filed under the Securities Act of 1933 and the Investment Company Act of 1940 and any and all amendments thereto, with all exhibits, instruments, and other documents necessary or appropriate in connection therewith and to file them with the Securities and Exchange Commission or any other regulatory authority as may be necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

/S/ JEFFERSON C. BOYCE                                                                           12/4/2013
Jefferson C. Boyce                                                                                         Date
Trustee

On this 4th day of December, 2013, before me, Susan A. Anz, the undersigned Notary Public, personally appeared Jefferson C. Boyce, known to me to be the person whose name is subscribed to the above Power of Attorney, and acknowledged that she executed it.

WITNESS my hand and official seal

My Commission Expires:                                                                                                             /S/ SUZY A. ANZ
                                                        Notary Public
8/18/2016                                                                                                                                       State of Texas

Exhibit q (iv)

POWER OF ATTORNEY

The undersigned, Frank J. Fabozzi, a Director/Trustee of each of the registered investment companies listed in Appendix A hereto (except as noted therein), hereby authorizes Janey Ahn, Neal J. Andrews, Benjamin Archibald, Edward Baer, Jay Fife, Scott Hilton, Brendan Kyne, Tricia Meyer, John M. Perlowski, Howard Surloff and Aaron Wasserman, or any of them, as attorney-in-fact, to sign on his behalf in the capacity indicated on the Registration Statement on Form N-1A, filed for such registered investment company or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of each registered investment company listed in Appendix A or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 1st  day of April         , 2014.

Signature	Title

/s/ Frank J. Fabozzi Frank J. Fabozzi	Director/Trustee

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Appendix A

BBIF Government Securities Fund
BBIF Money Fund
BBIF Tax-Exempt Fund
BBIF Treasury Fund
BIF Government Securities Fund
BIF Money Fund
BIF Multi-State Municipal Series Trust
BIF Tax-Exempt Fund
BIF Treasury Fund
BlackRock Emerging Markets Fund, Inc.
    BlackRock Financial Institution Series Trust
    BlackRock FundsSM
    BlackRock Funds III
BlackRock Index Funds, Inc.
BlackRock Large Cap Series Funds, Inc.
BlackRock Latin America Fund, Inc.
BlackRock Liquidity Funds
BlackRock Master LLC+
BlackRock Pacific Fund, Inc.

BlackRock Series, Inc.
Funds For Institutions Series
Master Government Securities LLC+
Master Institutional Money Market LLC+
Master Investment Portfolio+
Master Large Cap Series LLC*+
Master Money LLC+
Master Tax-Exempt LLC+
Master Treasury LLC+
   Quantitative Master Series LLC+
   Ready Assets Prime Money Fund
   Ready Assets U.S.A. Government Money Fund
   Ready Assets U.S. Treasury Money Fund
   Retirement Series Trust
   BlackRock Balanced Capital Fund, Inc.
   (in connection with its investment in the
   Master Large Cap Core Portfolio of
   Master Large Cap Series LLC)*

*   The Director/Trustee is authorized to sign the registration statement of BlackRock Balanced Capital Fund, Inc., which acts as a feeder fund into the Master Large Cap Core Portfolio of Master Large Cap Series LLC, in his capacity as director of the master fund.

+ When required to do so, the Director/Trustee, in his capacity as a director of each master fund listed above, is authorized to sign the registration statements of feeder funds, whether affiliated or not, that invest in the master fund or a series of such master fund.

A-1

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